EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 12, 2016

By:	/s/ Harvey B. Cash
Name: Harvey B. Cash		INTERWEST PARTNERS VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner
By:	/s/ Philip T. Gianos
Name: Philip T. Gianos
		By:	/s/ Arnold L. Oronsky
By:	/s/ W. Stephen Holmes		Managing Director
Name: W. Stephen Holmes

INTERWEST INVESTORS VIII, LP
By:	/s/ Gilbert H. Kliman	By:	InterWest Management Partners VIII, LLC
Name: Gilbert H. Kliman			its General Partner

By:	/s/ Arnold L. Oronsky	By:	/s/ Arnold L. Oronsky
Name: Arnold L. Oronsky			Managing Director

INTERWEST INVESTORS Q VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ Arnold L. Oronsky
Managing Director